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                                                                   EXHIBIT 10.10

                                 AWARD AGREEMENT

                          (Non-Qualified Stock Option)

         This Award Agreement is made this day of __________ 199__, between Access Beyond, Inc., a Delaware corporation (hereinafter called the "Company') and ________________________, an employee, consultant, or advisor of, or a third party provider of services to the Company (hereinafter called the "Optionee").

         WHEREAS, the Company has heretofore adopted the 1996 Long-Term Incentive Plan of Access Beyond, Inc. (the "Plan"); and

         WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the Non-Qualified Stock Option granted to the Optionee;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

         1. Grant of Award. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate _______________ (__________) shares of the Common Stock, $.01 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and the Plan) on the terms and conditions set forth herein and in the Plan.

         2. Type of Option. The Option granted under this Award Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Optionee as an Incentive Stock Option for federal income tax purposes.

         3. Purchase Price. The option price of the shares covered by the Option is $_____ per share.

         4. Term of Option.

                  (a) The term of the Option (the "Term") shall be for a period of ten (10) years from the date of this Award Agreement ("Date of Grant"), subject to earlier termination as hereinafter provided.

                  (b) Prior to its expiration or termination the Option may be exercised within the following time limitations:

                           (i) After one year from the Date of Grant, it may be
exercised as to not more than thirty percent (30%) of the Shares originally subject to the Option.
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                           (ii) After two years from the Date of Grant, it may
be exercised as to not more than sixty percent (60%) of the Shares originally subject to the Option.

                           (iii) After three years from the Date of Grant, it
may be exercised as to any part or all of the Shares originally subject to the Option.

         5. Execution of Agreements with Company. The grant of the Option under the Plan is conditioned upon the Optionee executing and delivering to the Company (a) the Non-Interference Agreement, attached hereto as ANNEX A (the "Non-Interference Agreement") and (b) the Assignment of Inventions and Non-Disclosure Agreement, attached hereto as ANNEX B (the "Confidentiality Agreement"). In addition, the Optionee shall not be permitted to exercise the Option unless he or she has executed and delivered the Non-Disclosure Agreement and the Confidentiality Agreement, including any and all amendments, modifications or extensions requested by the Company.

         6.       Exercise of Award.

                  (a) In order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Secretary of the Company written notice of the number of Shares with respect to which the Option is to be exercised. Unless (i) the Company, in its discretion, establishes "cashless exercise" procedures pursuant to Section 9.2 of the Plan, and (ii) the Company's Compensation Committee (the "Committee"), in its discretion, permits the person or persons entitled to exercise the Option to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for Shares being purchased, which payment shall be in cash, or (iii) upon approval of the Committee, by certificates of Shares held at least 6 months by the Optionee, duly endorsed in blank, having a fair market value on the date of exercise equal to the purchase price of the Shares to be purchased, or (iv) upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.

                  (b) No shares shall be issued until full payment therefor has been made, and the Optionee shall have none of the rights of a stockholder in respect of such Shares until they are so issued.

         7. Nontransferability. The Option shall not be transferable other than:
(a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by him or her or in the event of death, by the Optionee's Successor, or in the event of disability, by the Optionee's personal representatives or (b) pursuant to a qualified domestic relations order, as defined in the Internal Revenue code of 1986, as amended (the "Code"), or ERISA, or the rules thereunder.

                           8. Termination of Employment. In the event that the
employment of or other relationship to the Company of the Optionee is terminated (otherwise than (a) for cause by the Company or (b) voluntarily by the Optionee without the written consent of the Company, or (c) upon a breach or threatened breach of the Non-Interference Agreement or the Confidentiality Agreement),



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then (i) the Option may be exercised by the Optionee, to the extent that he or she is entitled to do so immediately before such termination, at any time within three months after such termination, but not beyond the original Term hereof and
(ii) the portion of the Option that has not vested as of the date of such termination shall automatically terminate. So long as the Optionee shall continue in the employ of or other relationship to the Company or any of its Subsidiaries, the Option shall not be affected by an change of duties or position. Nothing in this Award Agreement shall confer upon the Optionee any right to continue in the employ of or other relationship to the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his or here employment or other relationship with the Company at any time. In the event of any termination of the Optionee's employment or other relationship with the Company for cause, or in the event of any voluntary termination on the part of the Optionee without the written consent of the Company or upon a breach or threatened breach of the Non-Interference Agreement or the Confidentiality Agreement, the Option, to the extent not theretofore exercised by reason of non-vesting or otherwise, shall forthwith terminate.

         9. Death of Optionee. If the Optionee dies while he or she is employed by or is providing services to the Company or any of its Subsidiaries or within three months after termination of his or her employment or other relationship with the Company, provided such termination was not for any reason set forth in paragraph 8(a)-(c) above, then (i) the Option may be exercised to the extent the Optionee was entitled to do so immediately before the time of his or her death, by a legatee or legatees of the Optionee under his or her last will, or by his or her personal representatives or distributee, at any time within one year after his or her death, but not beyond the Term hereof and (ii) the portion of the Option that has not vested as of the date of the Optionee's death shall automatically terminate.

         10. Disability of Optionee. If the employment or other relationship with the Company of the Optionee terminates on account of his or her having become "disabled" as defined in Section 22(e)(3) of the Code then (i) the Option may be exercised to the extent that the Optionee was entitled to do so immediately before the termination of his or her employment or other relationship with the Company on account of his or her becoming disabled, at any time within one year after the date on which his or her employment or other relationship with the Company terminated, but not beyond the Term hereof and
(ii) the portion of the Option that has not vested as of the date of the Optionee's disability shall automatically terminate.

         11. Retirement of Optionee. If the employment or other relationship with the Company of the Optionee terminates by reason of retirement entitling the Optionee to benefits under the provisions of any retirement plan of the Company or any of its Subsidiaries in which the Optionee participates, then (i) the Option may be exercised, to the extent that the Optionee was entitled to do so immediately before the termination of his or her employment on account of his or her retirement, at any time within one year after the date on which his or here employment terminated, but not beyond the original Term of the Option and
(ii) the portion of the Option that has not vested as of the date of the Optionee's retirement shall automatically terminate.


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         12. Change in Control. Notwithstanding anything in this Award Agreement to the contrary, in the case of a Change in Control of the Company as defined in
Section 2.2 of the Plan, and subject to Section 15 of the Plan, the Optionee shall have the right, commencing at least five (5) days prior to such Change in Control, to immediately exercise the Option in full, without regard to any vesting limitations; provided, however, that this Section 12 shall not apply to the extent that such event would cause this Award, when aggregated with all other payments in the nature of compensation due the Optionee, to be treated as an"excess parachute payment" as defined in Section 280G(b) (or its successor) of the Code. For purposes of determining whether this Award constitutes an "excess parachute payment," this Award shall be deemed to be considered part of the "base amount" as defined in Section 280G(b)(3) of the Code and part of the "reasonable compensation" referred to in Section 280G(b)(4) of the Code only to the extent any other payments to the Optionee in (the nature of compensation taken into consideration under Section 280G do not equal or exceed the sum of
(x) such "base amount" and (y) such "reasonable compensation" in excess of such "base amount" unless the Committee, in its discretion, determines that an employment agreement or other arrangement with the Optionee requires "excess parachute payments" to be computed in some other manner, in accordance with
Section 280G of the Code.

         13. Taxes. The Company has the right to require a person entitled to receive Shares pursuant to the exercise of any Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate of such Shares is delivered. Furthermore, the Company may elect to deduct such taxes from any other amounts payable in cash or in shares or from any other amounts payable anytime thereafter to the Optionee.

         14. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, or similar events, or in the event of extra ordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the option price and all other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in any amount equal to the difference between the option price and the then current Fair Market Value of the Shares subject to the Option as equitably determined by the Committee), as it shall decide in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.

         15. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to the exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation of any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written



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investment letter prior to the exercise of the Option or the delivery of any
Shares pursuant to the Option.

         16. Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which this Option is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent there exists any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the terms of the Plan shall prevail. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in Section 2 of the Plan. If this Award Agreement is dated prior to approval of the Plan by the Company's Stockholders, then the Option granted is conditioned upon receipt of such approval.

         17. Waiver and Modification. The provisions of this Award Agreement may not be waived or modified unless such waiver or modification is done in writing and acknowledged by all the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by one of its officers thereunto duly authorized, and the Optionee has hereunto set his or her hand, all on the day and year first above written.

                               ACCESS BEYOND, INC.


                               By:
                                   ---------------------------------------

--------------------------
     Optionee


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